Exhibit 99.1

NTL INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of NTL Incorporated and its majority and wholly owned subsidiaries (the “Company”), adjusted to give effect to the following transaction:

(1)        The sale of the Company’s subsidiaries National Transcommunications Limited (“NatTrans”) and NTL Digital Limited (“Digital”), to Macquarie UK Broadcast Limited (“Macquarie” )

On December 1, 2004, the Company signed a definitive agreement to sell NatTrans and Digital to Macquarie for approximately pounds sterling £1.27 billion in cash, subject to a working capital adjustment. On January 31, 2005, the Company completed the sale of NatTrans and Digital.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2003 and the nine months ended September 30, 2004 give effect to this transaction as if it had occurred as of January 1, 2003 and 2004, respectively. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004 gives effect to this transaction as if it had been completed as of September 30, 2004. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.

The pro forma financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been had these transactions in fact occurred on such dates or to project the Company’s results of operations or financial condition for any future date or period. The pro forma financial information should be read in conjunction with the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q.

NTL INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
OPERATIONS

YEAR ENDED DECEMBER 31, 2003

(In millions, except per share amounts)

	Historical	Pro Forma Adjustments (a)	Pro Forma

Revenue	$3,645.2	$439.2	$3,206.0

Costs and expenses
Operating Expenses (exclusive of depreciation and amortization)	(1,545.9)	(214.5)	(1,331.4)
Selling general and administrative expenses	(900.2)	(43.0)	(857.2)
Other charges	(40.7)	(2.8)	(37.9)
Depreciation	(1,233.2)	(116.2)	(1,117.0)
Amortization	(203.4)	(30.1)	(173.3)
Total costs and expenses	(3,923.4)	(406.6)	(3,516.8)
Operating (loss) income	$(278.2)	$32.6	$(310.8)

Other income (expense)
Interest income and other, net	17.0	—	17.0
Interest expense	(746.4)	—	(746.4)
Share of (losses) income from equity investments	(0.5)	(2.3)	1.8
Foreign currency transactions gains	54.0	—	54.0
(Loss) gain before income taxes	$(954.1)	$30.3	$(984.4)
Income tax (expense)	(0.1)		(0.1)
Net (loss) income	$(954.2)	$30.3	$(984.5)

Basic and diluted earnings per share	$(15.10)		$(15.58)

Average number of shares outstanding	63.2		63.2

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NTL INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2004

(In millions, except per share amounts)

	Historical	Pro Forma Adjustments (a)	Pro Forma

Revenue	$3,192.4	$383.7	$2,808.7

Costs and expenses
Operating Expenses (exclusive of depreciation and amortization)	(1,417.7)	(232.9)	(1,184.8)
Selling general and administrative expenses	(725.8)	(37.2)	(688.6)
Other charges	(39.3)	(4.7)	(34.6)
Depreciation	(895.9)	(82.4)	(813.5)
Amortization	(169.9)	(25.1)	(144.8)
Total costs and expenses	(3,248.6)	(382.3)	(2,866.3)
Operating (loss) income	$(56.2)	$1.4	$(57.6)

Other income (expense)
Interest income and other, net	11.9	—	11.9
Interest expense	(376.3)	—	(376.3)
(Loss) on estinguishment of debt	(290.1)		(290.1)
Share of (losses) income from equity investments	3.1	2.5	0.6
Foreign currency transactions gains	(28.9)	—	(28.9)
(Loss) gain before income taxes	$(736.5)	$3.9	$(740.4)
Income tax (expense)	(5.8)		(5.8)
Net (loss) income	$(742.3)	$3.9	$(746.2)

Basic and diluted earnings per share	$(8.52)		$(8.57)

Average number of shares outstanding	87.1		87.1

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NTL INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2004

(In millions, except per share data)

	Historical	Pro Forma Adjustments (a)		Pro Forma

Assets
Current Assets
Cash and cash equivalents	$269.7	$(2,264.4	)(b)	$2,534.1
Accounts receivable, net	453.9	47.9		406.0
Prepaid expenses	113.7	21.6		92.1
Other current assets	43.5	1.5		42.0
Total current assets	$880.8	$(2,193.4)		$3,074.2

Fixed assets, net	7,497.0	805.7		6,691.3
Reorganization value in excess of amounts allocable to identifiable assets	543.9	159.5		384.4
Customers lists, net	1,026.5	351.3		675.2
Investment in and loans to affiliates	1.0	(7.3)		8.3
Other assets, net	229.2	1.2		228.0

Total Assets	$10,178.4	$(883.0)		$11,061.4

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NTL INCORPORATED AND SUBSIDIARIES (continued)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2004

(In millions, except per share data)

	Historical	Pro Forma Adjustments (a)		Pro Forma

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$256.5	$11.4		$245.1
Accrued expenses	577.1	73.4		503.7
Accrued construction costs	34.7	—		34.7
Interest payable	165.6	—		165.6
Deferred revenue	274.7	51.6		223.1
Other current liabilities	24.7	—		24.7
Current portion of long term debt	110.7	—		110.7
Total current liabilities	$1,444.0	$136.4		$1,307.6

Long-term debt, net of current portion	5,378.7	—		5,378.7
Deferred revenue and other long term liabilities	334.6	3.6		331.0
Deferred income taxes	0.5	0.1		0.4

Stockholders’ equity
Preferred stock - $.01 par value; authorized 5.0 shares; issued and outstanding, none	—	—		—
Common stock - $0.1 par value; authorized 400.0 shares; issued and outstanding 87.6	0.9	—		0.9
Additional paid-in-capital	4,375.6	0.5		4,375.1
Unearned stock based compensation	(36.0)	(0.5)		(35.5)
Accumulated other comprehensive income	376.6	54.8		321.8
Accumulated (deficit)	(1,696.5)	(1,077.9	)(c)	(618.6)
Total shareholders’ equity	$3,020.6	$(1,023.1)		$4,043.7
Total liabilities and shareholders equity	$10,178.4	$(883.0)		$11,061.4

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NTL INCORPORATED AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In millions)

(a)	Reflects the adjustments to exclude the historical results of operations and assets and liabilities of NatTrans and Digital, which have been classified as discontinued operations.

(b)	Reflects the following adjustments to cash and cash equivalents

	1. Increase resulting from the proceeds of the sale of NatTrans and Digital, subject to any working capital adjustment	$2,297.4
	2. Decrease resulting from the estimated amount of fees incurred related to the sale of NatTrans and Digital.	(32.6)
	3. Cash and cash equivalents in NatTrans and Digital at date of sale.	(0.4)
	Total adjustments to cash and cash equivalents	$2,264.4

(c)	Reflects the following adjustments to stockholders’ equity:

	1. Increase resulting from estimated net proceeds on sale of NatTrans and Digital.	$2,264.8
	2. Decrease resulting from disposal of the net assets of NatTrans and Digital.	(1,186.9)
	Total adjustments to stockholders’ equity	$1,077.9

Exchange Rates

The following tables set forth, for the periods indicated, the period end, period average, high and low noon buying rate in the City of New York for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York expressed as U.S. dollars per £1.00. The noon buying rate of the pound sterling on September 30, 2004 was $1.8090 per £1.00.

	U.S. Dollars per £1.00
Nine Months Ended September 30,	Period End	Average(1)	High	Low

2004	1.81	1.82	1.90	1.75

	U.S. Dollars per £1.00
Year Ended December 31,	Period End	Average(1)	High	Low

2003	1.78	1.64	1.78	1.55

(1)                                  The average rate is the average of the noon buying rates on the last day of each month during the relevant period.

The above rates may differ from the actual rates used in the preparation of the condensed consolidated financial statements and other financial information appearing in this 8-K report.  Our inclusion of these exchange rates is not meant to suggest that the pound sterling amounts actually represent these U.S. dollar amounts or that these amounts could have been converted into U.S. dollars at any particular rate, if at all.

Unless we otherwise indicate, all amounts in U.S. dollars as of September 30, 2004 are based on an exchange rate of $1.8090 to £1.00, all amounts disclosed for the nine months ended September 30, 2004 are based on an average exchange rate of $1.8216 to £1.00, all amounts in U.S. dollars for the year ended December 31, 2003 are based on an average exchange rate of $1.6348 to £1.00. All rates are based on the noon buying rate in the City of New York for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York. The variation between the 2003 and 2004 exchange rates has impacted the dollar comparisons.